Exhibit 99.1

EQT Midstream Partners Reports Q3 2014 Results

To be majority interest owner and operator of Mountain Valley Pipeline

PITTSBURGH--(BUSINESS WIRE)--October 23, 2014--EQT Midstream Partners, LP (NYSE: EQM), an EQT Corporation (EQT) company, today announced third quarter 2014 financial and operating results. Net income for the quarter totaled $56.5 million and adjusted EBITDA was $71.4 million. Distributable cash flow was $61.8 million for the quarter. Adjusted operating income was $62.3 million, or 16% higher than the same quarter last year. The non-GAAP financial measures are reconciled in the Non-GAAP Disclosures section, found below.

Additional Highlights:

  The Partnership will assume EQT’s interest in Mountain Valley Pipeline, LLC
  Mountain Valley Pipeline, LLC secures 2 Bcf per day of capacity commitments
  The Jefferson compressor station was placed into service
  Third quarter distribution per unit was 28% higher than the same period last year

In December 2013, EQT Midstream Partners (Partnership) entered into a capital lease with EQT for the lease of its Allegheny Valley Connector facilities (AVC), which includes a 200-mile FERC-regulated pipeline. The Partnership operates the AVC and the related revenues and expenses are included in the Partnership’s financial statements; however, the monthly lease payment to EQT offsets the impact on the Partnership’s distributable cash flow. As a result, third quarter 2014 operating results are discussed on an adjusted basis, excluding the AVC. Payments due under the lease totaled $3.6 million for the third quarter. The revenues and expenses associated with the AVC are found in the reconciliation table in the Non-GAAP Disclosures section of this news release.

Third quarter adjusted operating revenues increased $12.3 million, or 16%, compared to the same quarter last year. The increase was primarily due to increased contracted firm transmission capacity and throughput from third-parties and EQT. Adjusted operating expenses increased $4.0 million versus the third quarter of 2013, consistent with the growth of the business.

Mountain Valley Pipeline

EQT announced today that the Partnership will assume EQT’s interest in Mountain Valley Pipeline, LLC, a joint venture with a subsidiary of NextEra Energy, Inc. The Mountain Valley Pipeline (MVP) will extend from the Partnership’s existing transmission and storage system in Wetzel County, West Virginia to Pittsylvania County, Virginia. The Partnership expects to own a majority interest in the joint venture and will operate the estimated 300-mile pipeline.

The joint venture has secured a total of 2 Bcf per day of firm capacity commitments at 20-year terms, and is currently in negotiation with additional shippers who have expressed interest in the MVP project. As a result, the final project scope, including pipe diameter and total capacity, is not yet determined.

The pipeline, which is subject to Federal Energy Regulatory Commission (FERC) approval, will provide Marcellus and Utica natural gas supply to the growing demand markets in the southeast region. The pre-filing process with FERC is expected to begin this month; and the pipeline is expected to be in-service during the fourth quarter of 2018. For more information on the project please visit www.mountainvalleypipeline.info.

Long-term Debt Offering

On August 1, 2014, the Partnership closed its inaugural long-term debt offering. The $500 million offering of 10-year senior notes was issued at a 4.0% coupon and matures in August 2024. The Partnership ended the third quarter with $155 million of cash and zero drawn on its $750 million credit facility.

Quarterly Distribution

The Partnership announced a quarterly cash distribution of $0.55 per unit for the third quarter of 2014. The distribution will be paid on November 14, 2014 to all unitholders of record at the close of business on November 4, 2014. The quarterly cash distribution is $0.03 per unit, or 6% higher than the second quarter of 2014 and $0.12 per unit, or 28% higher than the third quarter of 2013. The Partnership expects to continue to increase the per unit distribution by $0.03 each quarter through at least 2016.

Guidance

The Partnership’s full-year 2014 adjusted EBITDA and distributable cash flow forecasts are $254 million and $221 million, respectively. The forecasts reflect lower expected fourth quarter gathered volumes on the Jupiter natural gas gathering system due to EQT’s revised production volume forecast.

CAPITAL EXPENDITURES

Expansion

The Partnership completed the Jefferson compressor station expansion in the third quarter 2014. The expansion added 550 BBtu per day of transmission capacity.

The Partnership is constructing two transmission expansion projects for Antero Resources and is constructing a gathering and transmission expansion for Range Resources. In total, the Partnership expects to spend $50 million in 2014 and $55 million in 2015 to complete these expansion projects.

The Partnership has begun preliminary work on the 36-mile Ohio Valley Connector (OVC) project, which will connect the Partnership’s transmission and storage system in northern West Virginia to Clarington, Ohio. The pipeline will provide 1.0 Bcf per day of transmission capacity and is estimated to cost $300 million. The Partnership projects capital expenditures of approximately $10 million in 2014 related to the OVC project. The OVC is expected to be placed in-service by mid-year 2016.

In the fourth quarter 2014, the Partnership expects to install 350 MMcf per day of compression capacity, along with gathering pipelines associated with its Jupiter natural gas gathering system.

Expansion capital expenditures totaled $59.9 million in the third quarter and $131.6 million year-to-date. The Partnership forecasts total expansion capital expenditures of approximately $200 - $220 million in 2014.

Ongoing Maintenance

Ongoing maintenance capital expenditures are cash expenditures made to maintain, over the long-term, the Partnership’s operating capacity or operating income. Ongoing maintenance capital expenditures, net of expected reimbursements, totaled $5.7 million in the third quarter 2014 and $10.5 million year-to-date. The Partnership forecasts ongoing maintenance capital expenditures of approximately $17 - $18 million for 2014.

NON-GAAP DISCLOSURES

Adjusted EBITDA and Distributable Cash Flow

As used in this news release, adjusted EBITDA means net income plus net interest expense, depreciation and amortization expense, income tax expense (if applicable), non-cash long-term compensation expense and other non-cash adjustments (if applicable), less other income, capital lease payments and Jupiter adjusted EBITDA prior to acquisition (if applicable). As used in this news release, distributable cash flow means adjusted EBITDA less interest expense, excluding capital lease interest and ongoing maintenance capital expenditures, net of expected reimbursements. Distributable cash flow should not be viewed as indicative of the actual amount of cash that the Partnership has available for distributions from operating surplus or that the Partnership plans to distribute. Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess:

  the Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods;
  the ability of the Partnership’s assets to generate sufficient cash flow to make distributions to the Partnership’s unitholders;
  the Partnership’s ability to incur and service debt and fund capital expenditures; and
  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership believes that adjusted EBITDA and distributable cash flow provide useful information to investors in assessing the Partnership’s financial condition and results of operations. Adjusted EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because adjusted EBITDA and distributable cash flow may be defined differently by other companies in its industry, the Partnership’s definition of adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The table below reconciles adjusted EBITDA and distributable cash flow with net income and net cash provided by operating activities as derived from the statements of consolidated operations and cash flows to be included in the Partnership’s quarterly report on Form 10-Q for the quarter ended September 30, 2014.

Reconciliation of Adjusted EBITDA and Distributable Cash Flow

Three Months Ended
September 30, 2014
Operating revenues:	(in thousands)
Transmission and storage	$62,436
Gathering	33,408
Total operating revenues	95,844
Operating expenses:
Operating and maintenance	11,710
Selling, general and administrative	9,901
Depreciation and amortization	9,846
Total operating expenses	31,457
Operating income	64,387
Other income, net	806
Interest expense, net	8,660
Net income	$56,533
Add:
Interest expense, net	8,660
Depreciation and amortization expense	9,846
Non-cash long-term compensation expense	779
Less:
Other income, net	(806)
Capital lease payments	(3,565)
Adjusted EBITDA	$71,447
Less:
Interest expense, excluding capital lease interest	(3,939)
Ongoing maintenance capital expenditures, net of expected reimbursements	(5,718)
Distributable cash flow	$61,790
Distributions declared (a):
Limited Partner	$33,378
General Partner	4,161
Total	$37,539
Coverage ratio	1.65x
(a) Reflects cash distribution of $0.55 per limited partner unit for the third quarter.

Three Months Ended
September 30, 2014
(in thousands)
Net cash provided by operating activities	$67,623
Adjustments:
Interest expense, net	8,660
Capital lease payments	(3,565)
Other, including changes in working capital	(1,271)
Adjusted EBITDA	$71,447

Adjusted Operating Revenues, Adjusted Operating Expenses, Adjusted Operating Income and Adjusted Income Before Income Taxes

Adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted income before income taxes, all of which exclude the impact of the AVC, are non-GAAP supplemental financial measures that are presented because they are important measures used by management to evaluate the Partnership’s performance. The AVC did not have a net positive or negative impact on the Partnership’s distributable cash flow. Adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted income before income taxes should not be considered as alternatives to operating revenues, operating expenses, operating income or income before income taxes, or any other measure of financial performance presented in accordance with GAAP. The table below reconciles adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted income before income taxes with operating revenues, operating expenses, operating income and income before income taxes as derived from the statements of consolidated operations to be included in the Partnership’s quarterly report on Form 10-Q for the quarter ended September 30, 2014.

	Three Months Ended September 30,
	2014			2013
(in thousands)	Reported Results	Adjustment to exclude AVC	Adjusted Results (excludes AVC)	Recast Results(1)
Operating Revenues:
Operating revenues – affiliate(2)	$61,641	$—	$61,641	$67,377
Operating revenues – third party(2)	34,203	(6,021)	28,182	10,099
Total operating revenues	95,844	(6,021)	89,823	77,476

Operating Expenses
Operating and maintenance	11,710	(1,476)	10,234	9,740
Selling, general and administrative	9,901	(980)	8,921	7,188
Depreciation and amortization	9,846	(1,472)	8,374	6,624
Total operating expenses	31,457	(3,928)	27,529	23,552
Operating income	64,387	(2,093)	62,294	53,924
Other income, net	806	—	806	319
Interest expense, net	8,660	(4,721)	3,939	196
Income before income taxes	$56,533	$2,628	$59,161	$54,047
(1)	Q3 2013 has been recast to include the historical results of the Jupiter Gathering System, which was acquired on May 7, 2014.
(2)

On December 17, 2013, EQT completed the sale of Equitable Gas Company, LLC (EGC). Prior to the sale, revenues from EGC were affiliate revenues. Subsequent to the sale, EGC revenues are third party revenues. In the third quarter 2013, revenues from EGC totaled $8.9 million.

Affiliate and third party transmission and storage revenue adjusted for AVC and normalized for EGC

In December 2013, EQT completed the sale of EGC. In conjunction with the closing, the Partnership extended its existing 450 BBtu per day transmission and storage contract with EGC for 20 years. Revenues from EGC were affiliate revenues prior to the sale and are third party revenues subsequent to the sale. After normalizing for EGC, the third quarter affiliate adjusted transmission and storage revenue was 22% higher than the same quarter last year and third party adjusted transmission and storage revenue was 45% higher. In the third quarter 2014, third parties accounted for 46% of total adjusted transmission and storage operating revenue.

	Three Months Ended September 30,
	2014	2013
Transmission and Storage Operating Revenues (in thousands)	Adjusted Results (excludes AVC)	Results	EGC	Normalized for EGC	2014 vs 2013
Affiliate	$30,719	$34,102	$(8,906)	$25,196	22%
Third party	25,696	8,756	8,906	17,662	45%
Total transmission and storage operating revenues	$56,415	$42,858	$—	$42,858	32%

Q3 2014 Webcast Information

EQT Midstream Partners will host a live webcast with security analysts today at 11:30 a.m. ET. Topics include third quarter 2014 financial results, operating results, and other matters. The webcast is available at www.eqtmidstreampartners.com and a replay will be available for seven days following the call.

EQT Corporation (EQT), which is the Partnership's general partner and owner of a 36.4% equity interest in the Partnership, will also host a webcast with security analysts today at 10:30 a.m. ET. The Partnership's unitholders are encouraged to listen-in, as the discussion may include topics relevant to the Partnership, such as EQT's financial and operational results, potential asset dropdown transactions, and specific reference to the Partnership's 2014 results. The webcast can be accessed via www.eqt.com and will be available as a replay for seven days following the call.

About EQT Midstream Partners:

EQT Midstream Partners, LP is a growth-oriented limited partnership formed by EQT Corporation to own, operate, acquire, and develop midstream assets in the Appalachian Basin. The Partnership provides midstream services to EQT Corporation and third-party companies through its strategically located transmission, storage, and gathering systems that service the Marcellus and Utica regions. The Partnership owns 700 miles and operates an additional 200 miles of FERC-regulated interstate pipelines; and also owns more than 1,600 miles of high- and low-pressure gathering lines.

Visit EQT Midstream Partners, LP at www.eqtmidstreampartners.com

Cautionary Statements

EBITDA is defined as earnings before interest, taxes, depreciation, and amortization and is not a financial measure calculated in accordance with GAAP. EBITDA is a non-GAAP supplemental financial measure that the Partnership’s management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess: (i) the Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry without regard to historical cost basis or, in the case of EBITDA, financing methods; (ii) the ability of the Partnership’s assets to generate sufficient cash flow to make distributions to the Partnership’s unitholders; (iii) the Partnership’s ability to incur and service debt and fund capital expenditures; and (iv) the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership is unable to provide a reconciliation of its projected EBITDA and projected distributable cash flow to projected net income or projected net cash provided by operating activities, the most comparable financial measures calculated in accordance with generally accepted accounting principles (GAAP), because of uncertainties associated with projecting future net income and changes in assets and liabilities.

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Partnership and its subsidiaries, including guidance regarding the Partnership’s transmission and storage and gathering revenue growth and volume growth; revenue projections; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to such programs); the timing, cost, capacity and expected interconnects with facilities and pipelines of the Ohio Valley Connector (OVC) and Mountain Valley Pipeline (MVP) projects; the ultimate terms, partners and structure of the MVP joint venture; natural gas production growth in the Partnership’s operating areas for EQT and third parties; asset acquisitions, including the Partnership’s ability to complete any asset purchases from EQT or third parties and anticipated synergies associated with any acquisition; internal rate of return (IRR); compound annual growth rate (CAGR), capital commitments, projected capital and operating expenditures, including the amount and timing of capital expenditures reimbursable by EQT, capital budget and sources of funds for capital expenditures; liquidity and financing requirements, including funding sources and availability; distribution rate and growth; projected EBITDA, and projected distributable cash flow, including the effect of the AVC lease on distributable cash flows; future AVC lease payments; the effects of government regulation, litigation, and tax position. These forward looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Partnership has based these forward-looking statements on current expectations and assumptions about future events. While the Partnership considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Partnership’s control. With respect to the proposed pipeline projects, these risks and uncertainties include, among others, the ability to obtain regulatory permits and approvals, the ability to secure customer contracts, the availability of skilled labor, equipment and materials. Additional risks and uncertainties that may affect the operations, performance and results of the Partnership’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of the Partnership’s Form 10-K for the year ended December 31, 2013 and as updated by any subsequent Form 10-Q’s. Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this press release regarding EQT Corporation and its subsidiaries, other than the Partnership, is derived from publicly available information published by EQT.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

EQT Midstream Partners, LP
Statements of Consolidated Operations (unaudited)

	Three Months Ended
	September 30,
(Thousands, except per unit amounts)	2014	2013(1)
Operating Revenues:
Operating revenues – affiliate(2)	$61,641	$67,377
Operating revenues – third party(2)	34,203	10,099
Total operating revenues	95,844	77,476

Operating expenses:
Operating and maintenance	11,710	9,740
Selling, general and administrative	9,901	7,188
Depreciation and amortization	9,846	6,624
Total operating expenses	31,457	23,552
Operating income	64,387	53,924
Other income, net	806	319
Interest expense, net	8,660	196
Income before income taxes	56,533	54,047
Income tax expense	-	9,993
Net income	$56,533	$44,054

Calculation of limited partner interest in net income:
Net income	$56,533	$44,054
Less:
Pre-acquisition net income allocated to parent	-	(16,338)
General partner interest in net income	(4,540)	(755)
Limited partner interest in net income	$51,993	$26,961

Net income per limited partner unit - basic	$0.86	$0.61
Net income per limited partner unit - diluted	$0.85	$0.60

Weighted average limited partner units outstanding – basic	60,699	44,526
Weighted average limited partner units outstanding – diluted	60,827	44,639

(1)	Q3 2013 has been recast to include historical results of the Jupiter Gathering System, which was acquired on May 7, 2014.
(2)

On December 17, 2013, EQT completed the sale of EGC. Prior to the sale, revenues from EGC were affiliate revenues. Subsequent to the sale, EGC revenues are third party revenues. In the third quarter 2013, revenues from EGC totaled $8.9 million.

EQT Midstream Partners, LP
Operating Results

	Three Months Ended
	September 30,
	2014	2013(1)
OPERATING DATA (in BBtu per day):
Transmission throughput (excluding AVC)	1,719	1,210
AVC transmission throughput	98	—
Gathered volumes	751	678

CAPITAL EXPENDITURES (in thousands):
Expansion capital expenditures	$59,927	$24,370
Maintenance capital expenditures:
Ongoing maintenance(2)	5,718	5,410
Funded regulatory compliance	2,863	3,783
Total maintenance capital expenditures	8,581	9,193
Total capital expenditures	$68,508	$33,563
(1)	Q3 2013 has been recast to include historical results of the Jupiter Gathering System, which was acquired on May 7, 2014.
(2)

No reimbursement is expected for third quarter 2014 ongoing maintenance capital expenditures for the bare steel replacement program. For the third quarter of 2013, $1.4 million of ongoing maintenance capital expenditures were reimbursed by EQT. Reimbursements are reflected as capital contributions when received from EQT.

CONTACT:
EQT Midstream Partners
Analyst inquiries please contact:
Nate Tetlow – Investor Relations Director, 412-553-5834
ntetlow@eqtmidstreampartners.com
or
Patrick Kane – Chief Investor Relations Officer, 412-553-7833
pkane@eqtmidstreampartners.com
or
Media inquiries please contact:
Natalie Cox – Corporate Director, Communications, 412-395-3941
ncox@eqtmidstreampartners.com